UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2023

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1901, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 13, 2023, SunPower Corporation, a Delaware corporation (the “Company”), and Maxeon Solar Technologies, Ltd., a Singapore public company limited by shares (“Maxeon”), entered into an Amendment, Settlement, and Release Agreement (the “Agreement”) to settle and resolve certain disputes related to the Master Supply Agreement, dated February 14, 2022, by and between the Company and Maxeon (the “2022 MSA”).

Under the Agreement, the parties agreed to modify the supply relationship between the Company and Maxeon for certain products under the 2022 MSA, with exclusivity for such products ending on March 31, 2024. Additionally, Maxeon’s non-circumvention obligations have been modified with respect to certain dealers identified by the Company and will terminate on January 1, 2024. Further, the parties agreed to, among other things, resolve certain liabilities associated with the repair and replacement of certain potentially defective components on certain previously sold products. The Company and Maxeon have agreed to certain cost sharing related to such potentially defective components.

Under the Agreement, the Company is required to purchase, and Maxeon is required to supply, certain specified amounts of products, and the 2022 MSA shall terminate on the later of the date of final delivery of such products or February 28, 2024.

Subject to the provisions in the Agreement, prior to January 1, 2024 (such date, the “Issuance Date”), the Company shall take all necessary actions to issue to Maxeon, in a private placement, warrants for 1,700,000 shares of the Company’s common stock exercisable at a price that is a 25% premium to the volume-weighted average of the Company’s stock price over the five trading days prior to November 13, 2023 (the “Warrants”). The Warrants will be issued on terms acceptable to Maxeon and contain customary representations, warranties, and covenants related to the nature and validity of the offering. The Warrants will be exercisable during the period beginning 135 days following the Issuance Date and ending December 31, 2025. Following the exercisable period, Maxeon shall hold the shares for no fewer than 180 days and thereafter sell no more than 20% of the remaining shares in any given quarter. In the event Maxeon breaches its non-circumvention obligations, the Company may refuse to issue the Warrants.

Except as described herein and in the Agreement, the Agreement provides that neither the Company nor Maxeon shall be liable for payment of any termination, break, or any other similar fee or payment in connection with the execution of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.
In connection with the entry into the Agreement, the Company and Maxeon agreed to terminate the Master Supply Agreement, dated December 31, 2022, by and between the Company and Maxeon (the “2024 MSA”), effective November 13, 2023. The Company and Maxeon also agreed to mutually release each other from all claims arising out of or related to the 2024 MSA.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD.
On November 15, 2023, the Company and Maxeon issued a joint press release announcing the execution of the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Information in Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Amendment, Settlement, and Release Agreement, dated November 13, 2023, by and between Maxeon Solar Technologies, Ltd. and SunPower Corporation (portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv)).

99.1	Press release dated November 15, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

November 15, 2023	By:	/S/ ELIZABETH EBY
	Name:	Elizabeth Eby
	Title:	Executive Vice President and Chief Financial Officer